                                                                     Exhibit 3.1


                           ARTICLES OF INCORPORATION

Executed by the undersigned for the purpose of forming a Wisconsin corporation under the "Wisconsin Business Corporation Law", Chapter 180 of the Wisconsin
Statutes:

     Article 1.  The name of the corporation is READ UP, INCORPORATED.

     Article 2.  The period of existence shall be perpetual.

     Article 3. The purposes shall be to engage in any lawful activities authorized by Chapter 180 of the Wisconsin Statutes.

     Article 4. The number of shares which it shall have authority to issue, itemized by classes, par value of shares, shares without par value, and series, if any, with a class, is:


                Series       Number of
     Class     (if any)       Shares        Par Value Per Share
     -----     --------      ---------      -------------------
       A       None          100,000        $0.01 (one cent) par value per share


     Article 5. All shares have equal and full rights there being no preferences or limitations.

     Article 6. The initial registered office is located in Wood County, Wisconsin and the address of such registered office is:

     1081 Wisconsin River Drive
     Port Edwards, WI 54469

     Article 7. Name of initial registered agent at such address is Terrance D. Paul.

     Article 8. The number of directors constituting the board of directors shall be fixed by by-law.

     Article 9. The names of the initial directors are: Judith A. Paul and Terrance D. Paul.

     Article 10. These articles may be amended in the manner authorized by law at the time of amendment.

     Article 11. The name and address of incorporator is : Terrance D. Paul, 1081 Wisconsin River Drive, Port Edwards, WI 54469.

Executed in triplicated on the 10th day of June, 1986.  /s/ Terrance D. Paul
                                                        ------------------------
                                                        Terrance D. Paul,
                                                        Incorporator

STATE OF WISCONSIN      )
County of Wood          )ss.
                        )

Personally came before me this 10th day of June A.D., 1986 the aforenamed incorporator Terrance D. Paul to me known to be the person who executed the foregoing instrument, and acknowledged the same.

                                                [NOTARY SEAL]


This document was drafted by Terrance D. Paul   -------------------------------
                                                Notary Public

                                                My Commission Expires: 6/21/1990
                                                                       ---------

                             ARTICLES OF AMENDMENT
                                      TO
                           ARTICLES OF INCORPORATION
                                      OF
                             READ UP, INCORPORATED

     A. The name of the corporation is Read up, Incorporated, a Wisconsin corporation (the "Corporation").

     B. Article 1 of the Corporation's Articles of Incorporation is hereby amended in its entirety to provide as follows:

          The name of the Corporation is Advantage Learning Systems, Inc.

     C. The foregoing amendment to the Corporation's Articles of Incorporation was adopted on July 1, 1991 by consent of the shareholders of the Corporation's voting common stock, $.01 par value.

     D. The foregoing amendment to the Corporation's Articles of Incorporation was submitted to the shareholders by the Board of Directors of the Corporation and was adopted by the shareholders in accordance with Section 180.1003 of Wisconsin Business Corporation Law.

     Executed on behalf of the Corporation and dated as of the 15th day of July, 1991.

                                       /s/ Judith A. Paul
                                       --------------------------------
                                       Judith A. Paul, President

          This instrument was drafted by and should be returned to Steven R. Suleski of the firm of Foley & Lardner, P.O. Box 1497, Madison, Wisconsin 53701.

                             ARTICLE OF AMENDMENT
                                      TO
                           ARTICLES OF INCORPORATION
                                      OF
                       ADVANTAGE LEARNING SYSTEMS, INC.


1.   The name of the Corporation is Advantage Learning Systems, Inc.

2. Articles 4 and 5 of the Articles of Incorporation of the Corporation are hereby amended to read as follows:

          Article 4. The number of shares which it shall have authority to issue, itemized by classes, par value of classes, shares without par value, and series, if any within a class is:

                                                     Par Value
             Class             No. of Shares         per Share
             -----             -------------         ---------

          Class A
          Common Stock            20,000             $.01 par value

          Class B
          Common Stock            80,000             $.01 par value

          Article 5. There shall be no difference in the preferences, limitations, designations and relative rights of each Class, except that the Class B Common Stock shall have no voting rights.

3. The foregoing amendments were proposed on November 28, 1995 by the Board of Directors and adopted on November 28, 1995 by the Shareholders, pursuant to
     Section 180.1003, Wisconsin Statutes.

4. The Shareholder of record as of the date of the amendments shall, within thirty (30) days after the filing of these Articles of Amendment, exchange the shares of Common Stock they currently hold for shares of new Common Stock so that after the exchange each Shareholder will hold a percentage interest in all of the authorized Class A Common Stock and Class B Common Stock equal to the percentage interest each currently holds in the outstanding Common Stock of the Corporation.


     Executed as of the 14th day of December, 1995.


                                       /s/ Michael H. Baum
                                       --------------------------
                                       Michael H. Baum, President



Drafted By:                             Return To:
-----------                             ----------
Mark J. Bradley, Esq                    Cindy M. Dahlke, Paralegal
Ruder, Ware & Michler, S.C.             Ruder, Ware & Michler, S.C.
P.O. Box 8050                           P.O. Box 8050
Wausau, WI 54402-8050                   Wausau, WI 54402-8050

            ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION
            ------------------------------------------------------

                                      OF
                                      --

                       ADVANTAGE LEARNING SYSTEMS, INC.
                       ---------------------------------


     Pursuant to the unanimous written consent of the Board of Directors and shareholders of Advantage Learning Systems, Inc., and in accordance with Section
180.1003 of the Wisconsin Statutes, the following resolution amending the Articles of Incorporation of Advantage Learning Systems, Inc. was duly adopted on December 18, 1996:

          BE IT RESOLVED, that Article 4 of the Articles of Incorporation of the Corporation shall be, and it hereby is, amended to read as follows:

          Article 4. The number of shares which it shall have authority to issue, itemized by classes, par value of classes, shares without par value, and series, if any, within a class is:


                                                        Par Value
          Class                 No. of Shares           Per Share
          -----                 ------------            ---------

          Class A               30,000                  $.01 par value
          Common Stock

          Class B               120,000                 $.01 par value
          Common Stock

          IN WITNESS WHEREOF, Advantage Learning Systems, Inc. has caused duplicate originals of these Articles of Amendment to be executed on this 19th day of December, 1996.

                                       ADVANTAGE LEARNING SYSTEMS, INC.


                                       By: /s/ Michael H. Baum
                                           --------------------------------
                                           Michael H. Baum,
                                           Chief Executive Officer

This instrument was drafted by:
  Andrew R. Lauritzen
  Godfrey & Kahn, S.C.
  780 North Water Street
  Milwaukee, WI 53202